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                                                                 Exhibit (h)(45)

                                REVISED EXHIBIT A
           TO THE SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

      THIS EXHIBIT A, dated as of March __, 2007, is revised Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of April 1, 2000 between the parties set forth below.

                                   ASTON FUNDS
                    Aston/ABN AMRO Investor Money Market Fund
                       Aston/McDonnell Municipal Bond Fund
                           Aston/TCH Fixed Income Fund
                               Aston Balanced Fund
                           Aston/Optimum Mid Cap Fund
                           Aston/ABN AMRO Growth Fund
                      Aston/Veredus Aggressive Growth Fund
                        Aston/Veredus Select Growth Fund
                      Aston/Montag & Caldwell Balanced Fund
                       Aston/Montag & Caldwell Growth Fund
                           Aston/Veredus SciTech Fund
                        Aston/TAMRO Large Cap Value Fund
                           Aston/TAMRO Small Cap Fund
                         Aston/ABN AMRO Real Estate Fund
                                Aston Value Fund
                       ABN AMRO Treasury Money Market Fund
                      ABN AMRO Government Money Market Fund
                      ABN AMRO Tax-Exempt Money Market Fund
                           ABN AMRO Money Market Fund
                 ABN AMRO Institutional Prime Money Market Fund
                      Aston/TCH Investment Grade Bond Fund
                       Aston/ABN AMRO High Yield Bond Fund
                   Aston/River Road Dynamic Equity Income Fund
                      Aston/River Road Small Cap Value Fund
                       Aston/ABN AMRO Mid Cap Growth Fund
                        Aston/ABN AMRO International Fund
                    Aston/Optimum Large Cap Opportunity Fund
                       Aston/River Road Small-Mid Cap Fund

PFPC INC.                                 ASTON ASSET MANAGEMENT LLC

By: __________________________            By: _____________________________

Title: _______________________            Title: __________________________